EXHIBIT 99.2
Levi Strauss & Co. First Quarter 2007 Presented by: Hans Ploos van Amstel Chief Financial Officer April 10, 2007 This presentation should be read in conjunction with Levi Strauss & Co.'s annual report on Form 10-K for the fiscal year ended November 26, 2006 and quarterly report on Form 10-Q for the three-month period ended February 25, 2007.

Net revenue progress in all regions. Net income up strongly. Operating income improved, helped by a curtailment gain. Continued strong gross and operating margins. LS&CO. Q1 2007 - Income Statement Overview 1

Net revenue growth in North America and Asia Pacific. Europe net revenue and strong profit improvement helped by currency. Corporate cost decrease reflects curtailment gain. LS&CO. Q1 2007 - Regional Overview 2

Operating activities: Increased working capital somewhat offset by lower interest and tax payments. Investing activities: Retail network and IT systems. Financing activities: Payments on short-term borrowing. LS&CO. Q1 2007 - Cash Flow Overview 3

LS&CO. Q1 2007 - Key Conclusions Solid quarter, in line with expectations. Growth and improved profitability. Continued strong margins. On track for the fiscal year. 4